Exhibit 8.1

manatt

manatt | phelps | phillips

December 28, 2009

Anworth Mortgage Asset Corporation

1299 Ocean Avenue, 2nd Floor

Santa Monica, California 90401

Re:	Certain U.S. Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as special tax counsel to Anworth Mortgage Asset Corporation, a Maryland corporation (“Anworth”), in connection with the registration under the Securities Act of 1933, as amended, by Anworth of shares of its common stock (the “Common Stock”), shares of its preferred stock (the “Preferred Stock”), warrants to purchase shares of its Common Stock or Preferred Stock (the “Warrants”), or any combination of the foregoing pursuant to the registration statement being filed on Form S-3, with the Securities and Exchange Commission (the “SEC”) on the date hereof and the prospectus included therewith (collectively, the “Registration Statement”). As part of our representation you have requested our opinions regarding certain U.S. federal income tax matters in connection with the registration. In that regard, we have assisted in the preparation of the Registration Statement. We have examined originals or copies, certified or otherwise, identified to our satisfaction, of the Registration Statement and such other documentation and information provided by you as we have deemed necessary or appropriate as the basis for the opinions set forth herein.

In rendering our opinions, you have provided us with, and we are relying upon, a certificate dated today containing certain factual representations and covenants of officers of Anworth (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of Anworth and the entities in which it holds a direct or indirect interest (collectively, the “Company”). For purposes of our opinion, we have not made an independent investigation of the facts, representations and covenants set forth in the Officers’ Certificate, the Registration Statement or in any other document. We have assumed and relied on your representations that the information presented in the Officers’ Certificate, the Registration Statement and other documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge, belief or intent. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.

One Embarcadero Center, 30th Floor, San Francisco, California 94111 Telephone: 415.291.7400 Fax: 415.291.7474

Albany | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington, D.C.

manatt

manatt | phelps | phillips

Anworth Mortgage Asset Corporation

December 28, 2009

In our review of documents in connection with our opinions as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinions are also based on the correctness of the following assumptions: (i) Anworth and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the Registration Statement and the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other state under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party will be implemented, construed and enforced in accordance with its terms.

In rendering our opinions, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), judicial decisions, administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist on the date hereof. It should be noted that the Code, Regulations, judicial decisions, administrative rulings and other interpretations of the Code are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

We express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States of America to the extent specifically referred to herein.

Based on the foregoing, we are of the opinion that:

1. Anworth has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code for its taxable years ended December 31, 1998, through December 31, 2008. Anworth’s proposed method of operation (as represented in the Registration Statement) will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2009, and each taxable year thereafter. Anworth’s qualification as a REIT under the Code will depend upon Anworth’s ability to meet, through actual operating results, the applicable asset composition, source of income, stockholder diversification, distribution and other requirements manatt

manatt | phelps | phillips

Anworth Mortgage Asset Corporation

December 28, 2009

of the Code and Regulations necessary for REIT qualification. We will not review such operating results and, accordingly, no assurance can be given that the actual results of Anworth’s operations for any taxable year will satisfy the requirements for REIT qualification or will be consistent with the representations made to us with respect thereto.

2. Although the discussions set forth in the Registration Statement under the captions “Certain Federal Income Tax Considerations” and “Risks Related to REIT Compliance and Other Tax Matters” do not purport to discuss all possible U.S. federal income tax consequences of the ownership and disposition of the Common Stock, Preferred Stock and Warrants of Anworth, such discussions, though general in nature, constitute, in all material respects, a fair and accurate summary under current law of the material U.S. federal income tax consequences of the ownership and disposition of the Common Stock, Preferred Stock or Warrants of Anworth, subject to the qualifications set forth therein. The U.S. federal income tax consequences of the ownership and disposition of the Common Stock, Preferred Stock and Warrants of Anworth by an investor will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “Certain Federal Income Tax Considerations” as applied to any particular holder.

We express no opinion on any issue relating to Anworth or any investment therein, other than as expressly stated above.

This opinion is furnished to you in connection with the transaction described in the introductory paragraph. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Manatt, Phelps & Phillips, LLP under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented, or assumed herein, or of any subsequent changes in applicable law.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP

Manatt, Phelps & Phillips, LLP